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                                                                       EXHIBIT 3

                             JOINT FILING AGREEMENT
                             ----------------------


     Pursuant to Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $.001 per share, of Viisage Technology, Inc., and that this Agreement be included as an Exhibit to such joint filing.

     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 26th day of November, 2001.

                                        LAU ACQUISITION CORP.
                                        d/b/a LAU TECHNOLOGIES


                                        By: /s/ Paul T. Principato
                                            ---------------------------
                                            Paul T. Principato, Chief
                                            Financial Officer


                                            /s/ Joanna T. Lau
                                            ----------------------------
                                            Joanna T. Lau


                                            /s/ Denis K. Berube
                                            ----------------------------
                                            Denis K. Berube